Right Management Consultants, Inc.

                AMENDED AND RESTATED DIRECTORS' STOCK OPTION PLAN


                           As amended February 7, 2002


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                       RIGHT MANAGEMENT CONSULTANTS, INC.

                AMENDED AND RESTATED DIRECTORS' STOCK OPTION PLAN

         1. Purpose. Right Management Consultants, Inc. (the "Company") hereby adopts the Right Management Consultants, Inc. Amended and Restated Directors' Stock Option Plan (the "Plan"). The Plan is intended to recognize the contributions made to the Company by the non-employee members of the Board of Directors of the Company, to provide such persons with additional incentive to devote themselves to the future success of the Company and its Affiliates, and to improve the ability of the Company to attract, retain, and motivate individuals who may serve as members of the Company's Board of Directors, by providing such persons with an opportunity to acquire or increase their proprietary interest in the Company through receipt of rights to acquire the Company's Common Stock, par value $.01 per Share (the "Common Stock") in accordance with the terms and conditions hereof.

         2. Definitions. Unless the context clearly indicates otherwise, the following terms shall have the following meanings:

               a. "Affiliate" means a corporation which is a parent corporation or a subsidiary corporation with respect to the Company within the meaning of
Section 424(a) or (f) of the Code.

               b. "Board of Directors" means the Board of Directors of the Company.

               c. "Business Day" shall mean a day on which there is trading in securities generally on the New York Stock Exchange.

               d. "Change of Control" shall have the meaning as set forth in
Section 9 of the Plan.

               e. "Code" means the Internal Revenue Code of 1986, as amended.

               f. "Committee" shall have the meaning set forth in Section 3 of the Plan.

               g. "Company" means Right Management Consultants Inc., a Pennsylvania corporation.

               h. "Disability" means a physical or mental impairment sufficient to make the individual eligible for benefits under the Long-Term Disability Plan of the Company


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(whether or not a participant in such plan), provided such impairment also constitutes a "disability" within the meaning of Section 22(e)(3) of the Code.

               i. "Fair Market Value" shall have the meaning set forth in Subsection 8(c) of the Plan.

               j. "Non-employee Director" means a member of the Board of Directors who is not, and has not at any time in the past been, either an employee of the Company or the owner of five percent (5%) or more of the Common Stock then issued and outstanding.

               k. "Non-qualified Stock Option" means an Option granted under the Plan which is not intended to qualify, or otherwise does not qualify, as an "incentive stock option" within the meaning of Section 422(b) of the Code.

               l. "Option" means a Non-qualified Stock Option granted under the Plan.

               m. "Optionee" means a person to whom an Option has been granted under the Plan, which Option has not been exercised and has not expired or terminated.

               n. "Option Document" means the document described in Section 8 of the Plan, as applicable, which sets forth the terms and conditions of each grant of Options.

               o. "Option Price" means the price at which Shares may be purchased upon exercise of an Option, as calculated pursuant to Subsection 8(a) of the Plan.

               p. "Rule 16b-3" means Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended.

               q. "Shares" means the shares of Common Stock of the Company which are the subject of Options.

         3. Administration of the Plan. The Plan shall be administered by the Board of Directors of the Company. The Plan is intended to be a "formula plan" for purposes of Rule 16b-3 under the Securities Exchange Act of 1934 and shall be administered by the Board of Directors in a manner consistent with the requirements of such Rule. The Board of Directors in its administrative capacity with respect to the Plan, is referred to as the "Committee."



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               a. Meetings. The Committee shall hold meetings at such times and places as it may determine. Acts approved at a meeting by a majority of the members of the Committee or acts approved in writing by the unanimous consent of the members of the Committee shall be the valid acts of the Committee.

               b. Interpretation. The interpretation and construction by the Committee of any provisions of the Plan or of any Option granted under it shall be final, binding and conclusive.

               c. Exculpation. No member of the Committee shall be personally liable for monetary damages as such for any action taken or any failure to take any action in connection with the administration of the Plan or the granting of Options thereunder unless (i) the member of the Committee has breached or failed to perform the duties of his office under Subchapter B of Chapter 17 of the Pennsylvania Business Corporation Law of 1988, as amended, and (ii) the breach or failure to perform constitutes self-dealing, willful misconduct or recklessness; provided, however, that the provisions of this Subsection 3(c) shall not apply to the responsibility or liability of a member of the Committee pursuant to any criminal statute or to the liability of a member of the Committee for the payment of taxes pursuant to local, state or federal law.

               d. Indemnification. Service on the Committee shall constitute service as a member of the Board of Directors of the Company. Each member of the Committee shall be entitled without further act on his part to indemnity from the Company to the fullest extent provided by applicable law and the Company's Articles of Incorporation and/or By-laws in connection with or arising out of any action, suit or proceeding with respect to the administration of the Plan or the granting of Options thereunder in which he or she may be involved by reason of his or her being or having been a member of the Committee, whether or not he or she continues to be such member of the Committee at the time of the action, suit or proceeding.

          4. Grants under the Plan. Grants under the Plan, which are intended to constitute "formula awards" within the meaning of Rule 16b-3, shall be in the form of Non-qualified Stock Options.



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          5. Eligibility. Each person who is a Non-employee Director as of the date of a grant of Options pursuant to the Plan shall be eligible to receive Options hereunder on such date in accordance with the term hereof.

          6. Shares Subject to Plan. The aggregate maximum number of Shares for which Options may be granted pursuant to the Plan is one hundred thousand (100,000), subject to adjustment as provided in Section 10 of the Plan. The Shares shall be issued from authorized and unissued Common Stock or Common Stock held in or hereafter acquired for the treasury of the Company. If an Option terminates or expires without having been fully exercised for any reason, the Shares for which the Option was not exercised may again be the subject of one or more Options granted pursuant to the Plan.

          7. Termination of the Plan. Unless otherwise terminated in accordance with this Section 7, the Plan shall terminate on the earlier of (i) December 31, 2004 and (ii) the first Grant Date (as defined in Subsection 8(a)) on which no Options are granted pursuant to Subsection 8(a). No Options may be granted under the Plan after termination of the Plan. The Plan is subject to the approval on or before December 1, 1995 by the affirmative vote of the holders of a majority of the shares present, or represented, and entitled to vote at a duly called meeting of the shareholders of the Company at which a quorum representing a majority of all outstanding voting stock of the Company is, either in person or by proxy, present and voting. If the Plan is not so approved by the Company's shareholders on or before December 1, 1995, the Plan shall terminate effective December 2, 1995, and each Option previously granted under the Plan shall be null and void. The Board of Directors may, at any time, terminate the Plan.

          8. Option Documents and Terms. Options granted pursuant to the Plan shall be granted, without any further action by the Committee, in accordance with the terms and conditions set forth in this Section 8, and shall be evidenced by Option Documents in such form as the Committee shall from time to time approve, which Option Documents shall comply with and be subject to the following terms and conditions and such other terms and conditions as the Committee shall from time to time require which are not inconsistent with the terms of the Plan.



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               a. Timing of Grants; Number of Option Shares Subject to Options;
Exercisability of Options; Option Price. Commencing in 2002 and continuing until the termination of the Plan in accordance with Section 7, each person who is then a Non-employee Director shall be granted, on the last Business Day of each calendar year (each a "Grant Date"), an Option to purchase Five Thousand (5,000) Shares (which number is subject to adjustment as provided in Section 10 of the Plan). Notwithstanding the preceding sentence, no Options shall be granted pursuant to the Plan on or after any Grant Date on which the number of shares of Common Stock for which additional Options might then be granted pursuant to the Plan is less than the number of shares of Common Stock for which Options would otherwise be granted pursuant to the Plan on such Grant Date. Each Option granted pursuant to the Plan shall become exercisable over a period of three (3) years, so that the Optionee shall have the right to exercise the Option with respect to thirty four percent (34%) of the Shares covered thereby commencing on the first anniversary of such Option's Grant Date, and the right to exercise the Option with respect to an additional thirty three percent (33%) of the Shares covered thereby commencing on each of the two subsequent anniversaries of such Grant Date, provided, however, the number of shares exercisable shall not increase after the date the optionee's service as a member of the Board of Directors terminates for any reason other than Disability or death, except in accordance with Paragraph 10 relating to Adjustments on Change in Capitalization. The per Share Option Price for Shares subject to an Option shall be equal to the Fair Market Value of a share of Common Stock as determined in accordance with Section 8(c).

               b. Termination of Options. Each Option which becomes exercisable in accordance with Subsection 8(a) shall continue to be exercisable until the first to occur of the following:

                    (i) for options granted before December 2001, the expiration of five (5) years from and including such Option's Grant Date, and for options granted as of December 2001, the expiration of ten (10) years from and including such option's Grant Date; or
                    (ii) the expiration of one (1) year from and including the date the Optionee's service as a member of the Board of Directors terminates by reason of the Optionee's Disability or death.

               c. Fair Market Value. The Fair Market Value of the Shares subject to



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each Option shall be determined as of such Option's Grant Date as follows: (i)
if the Common Stock is then listed on a national securities exchange or included on the Nasdaq National Market System ("NNM"), the Fair Market Value of a Share shall be the last reported sale price of the Common Stock, as reported on such exchange or the NNM, as the case may be, on such Grant Date, or (ii) if the Common Stock is not then so listed or included on the NNM, the Fair Market Value of a Share shall be the mean between the last reported "bid" and "asked" prices of the Common Stock on such Grant Date, as reported by the National Association of Securities Dealers, Inc. or, if not so reported, as reported by the National Daily Quotation Bureau, Inc. or, if not so reported, as reported in a customary financial reporting service, as the case may be, on such Grant Date. Notwithstanding the preceding sentence, in the event there is not a last reported sale price or last reported "bid" and "asked" prices, as applicable, for the Common Stock on a Grant Date, the Fair Market Value of a Share shall be determined in the manner provided in the preceding sentence but as of the most recent Business Day preceding such Grant Date for which such information is available, unless such information is not available for any of the twenty (20) Business Days immediately preceding such Grant Date, in which case the Fair Market Value of a Share shall be deemed to be the book value (determined in accordance with generally accepted accounting principles) of a share of Common Stock as of the close of the calendar year in which the Grant Date occurs, increased (if such book value is not an even whole dollar amount) to the next whole dollar.


               d. Exercise. No Option shall be deemed to have been exercised prior to the receipt by the Company of written notice of such exercise and of payment in full of the Option Price for the Shares to be purchased. Each such notice shall specify the number of Shares to be purchased and shall (unless the Shares are covered by a then current registration statement or a Notification under Regulation A under the Securities Act of 1933, as amended (the "Act") and qualified for sale under applicable state securities or "Blue Sky" laws ("Blue Sky Laws")), contain the Optionee's acknowledgement in form and substance satisfactory to the Company that (a) such Shares are being purchased for investment and not for distribution or resale (other than a distribution or resale which, in the opinion of counsel satisfactory to the Company, may be made without violating the registration provisions of the Act and applicable Blue Sky
Laws), (b) the Optionee has been advised and understands that (i) the Shares have not been registered under the



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Act or qualified for sale under applicable Blue Sky Laws and are "restricted securities" within the meaning of Rule 144 under the Act and are subject to restrictions on transfer, and (ii) the Company is under no obligation to register the Shares under the Act or qualify the Shares for sale under applicable Blue Sky Laws, to take any action which would make available to the Optionee any exemption from such registration or qualification, (c) such Shares may not be transferred without compliance with all applicable federal and state securities laws, and (d) an appropriate legend referring to the foregoing restrictions on transfer and any other restrictions imposed under the Option Documents may be endorsed on the certificates. Notwithstanding the foregoing, if the Company determines that issuance of Shares should be delayed pending (A) registration under federal or state securities laws, (B) the receipt of an opinion of counsel satisfactory to the Company that an appropriate exemption from such registration is available, (C) the listing or inclusion of the Shares on any securities exchange or an automated quotation system, or (D) the consent or approval of any governmental regulatory body whose consent or approval is necessary in connection with the issuance of such Shares, the Company may defer exercise of any Option granted hereunder until any of the events described in this sentence has occurred.

               e. Medium of Payment. An Optionee shall pay for Shares (i) in cash, or (ii) by such other mode of payment as the Committee may approve, including payment through a broker in accordance with procedures permitted by Regulation T of the Federal Reserve Board. Furthermore, the Committee shall provide in each Option Document that payment may be made in whole or in part in shares of the Company's Common Stock. If payment is made in whole or in part in shares of the Company's Common Stock, then Optionee shall deliver to the Company certificates registered in the name of such Optionee representing the shares of Common Stock owned by such Optionee, free of all liens, claims and encumbrances of every kind and having an aggregate Fair Market Value (determined in the manner specified in Subsection 8(c) but as of the date of delivery) that is at least as great as the Option Price of the Shares (or the relevant portion thereof) with respect to which such Option is to be exercised by the payment in shares of Common Stock, endorsed in blank or accompanied by stock powers duly endorsed in blank by the Optionee. In the event that certificates for shares of the Company's Common Stock delivered to the Company represent a number of shares in



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excess of the number of shares required to make payment for the Option Price of the Shares (or relevant portion thereof) with respect to which such Option is to be exercised by payment in shares of Common Stock, the stock certificate issued to the Optionee shall represent (i) the Shares in respect of which payment is made, and (ii) such excess number of shares.


               f. Transfers. No Option granted under the Plan may be transferred by the Optionee other than by will or by the laws of descent and distribution. During the lifetime of the person to whom an Option is granted, such Option may be exercised only by such person. Notwithstanding the foregoing, an Option may be transferred by the Optionee pursuant to a "qualified domestic relations order," within the meaning of Sections 401(a)(13) and 414(p) of the Code or within the meaning of Title I of the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder.

          9. Change of Control. In the event of a Change of Control, Options granted pursuant to the Plan shall become immediately exercisable in full.

               A "Change of Control" shall be deemed to have occurred upon the earliest to occur of the following events: (i) the date the shareholders of the Company (or the Board of Directors, if shareholder action is not required) approve a plan or other arrangement pursuant to which the Company will be dissolved or liquidated, or (ii) the date the shareholders of the Company (or the Board of Directors, if shareholder action is not required) approve a definitive agreement to sell or otherwise dispose of substantially all of the assets of the Company, or (iii) the date the shareholders of the Company (or the Board of Directors, if shareholder action is not required) and the shareholders of the other constituent corporation (or its board of directors if shareholder action is not required) have approved a definitive agreement to merge or consolidate the Company with or into such other corporation, other than, in either case, a merger or consolidation of the Company in which holders of shares of the Company's Common Stock immediately prior to the merger or consolidation will have at least a majority of the ownership of common stock of the surviving corporation (and, if one class of common stock is not the only class of voting securities entitled to vote on the election of directors of the surviving corporation, a majority of the voting power of the surviving corporation's voting securities) immediately after



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the merger or consolidation, which common stock (and, if applicable, voting securities) is to be held in the same proportion as such holders' ownership of Common Stock of the Company immediately before the merger or consolidation, or
(iv) the date any entity, person or group, within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Securities Exchange Act of 1934, as amended, other than an Excluded Person (as defined in this Section 9) shall have become the beneficial owner of, or shall have obtained voting control over, more than twenty-five percent (25%) of the outstanding shares of the Company's Common Stock, or (v) the first day after the date this Plan is effective when directors are elected such that a majority of the Board of Directors shall have been members of the Board of Directors for less than two (2) years, unless the nomination for election of each new director who was not a director at the beginning of such two (2) year period was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of such period. For purposes of this Section 9, the term Excluded Person means (A) the Company or any of its subsidiaries or any employee benefit plan (or related trust) sponsored or maintained by the Company or any of its subsidiaries or (B) the chief executive officer of the Company at the time of the determination of a Change of Control, or any "group" (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Securities Exchange Act of 1934, as amended) of which such chief executive officer is a member or any entity of which such chief executive officer owns 25% or more of the voting interests.

          10. Adjustments on Changes in Capitalization. The aggregate number of Shares as to which Options may be granted hereunder, the number of Option Shares covered by Options to be granted under Section 8(a) of the Plan, the number and class or classes of shares covered by each outstanding Option and the Option Price thereof shall be appropriately adjusted in the event of a stock dividend, stock split, recapitalization or other change in the number or class of issued and outstanding equity securities of the Company resulting from a subdivision or consolidation of the Common Stock and/or, if appropriate, other outstanding equity securities or a recapitalization or other capital adjustment (not including the issuance of Common Stock on the conversion of other securities of the Company which are convertible into Common Stock) affecting the Common Stock which is effected without receipt of consideration by the Company.



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The Committee shall have authority to determine the adjustments to be made under this Section, and any such determination by the Committee shall be final, binding and conclusive. Fractional shares resulting from any adjustment pursuant to this Section 10 shall be settled in cash.

          11. Amendment of the Plan. Subject to the limitations in this Section 11, the Board of Directors or its Executive Committee may amend the Plan from time to time in such manner as it may deem advisable. Notwithstanding any provision to the contrary, the Plan shall not be amended (i) more than once every six (6) months, other than to comport with changes in the Code or the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder, if applicable, or (ii) without the approval of the Company's shareholders in accordance with Rule 16b-3, if the amendment would (A) materially increase the benefits accruing to participants under the Plan, (B) materially increase the number of securities which may be issued under the Plan, or (C) materially modify the requirements as to eligibility for participation in the Plan.

          12. No Commitment to Retain. The grant of an Option pursuant to the Plan shall not be construed to imply or to constitute evidence of any agreement, express or implied, on the part of the Company or any Affiliate to retain the Optionee as a member of the Board of Directors or in any other capacity.

          13. Designation of Beneficiary. Each Optionee may designate a beneficiary or beneficiaries (on a form supplied by the Committee) to exercise his Options and/or receive any payments as may be due under the Plan to such beneficiary or beneficiaries in the event of the Optionee's death, and may change such designation from time to time and at any time prior to the death of such Optionee.

          14. Withholding of Taxes. Whenever the Company proposes or is required to deliver or transfer Shares in connection with the exercise of an Option, the Company shall have the right to (a) require the recipient to remit or otherwise make available to the Company an amount sufficient to satisfy any federal, state and/or local withholding tax requirements prior to



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the delivery or transfer of any certificate or certificates for such Shares or
(b) take whatever other action it deems necessary to protect its interests with respect to tax liabilities. The Company's obligation to make any delivery or transfer of Shares shall be conditioned on the Optionee's compliance, to the Company's satisfaction, with any withholding requirement.

          15. Interpretation. The Plan is intended to grant "formula awards" within the meaning of Rule 16b-3 to Non-employee Directors without disqualifying such individuals as "disinterested" directors of the Company for purposes of Rule 16b-3. The Plan is also intended to conform to the requirements of Rule 16b-3 such that awards of Options pursuant to the Plan will be exempted from the provisions of Section 16(b) of the Securities Exchange Act of 1934, as amended. To the extent that any provision of the Plan would cause a conflict with such requirements or would cause a Non-employee Director not to qualify as a "disinterested" director under Rule 16b-3, such provision shall be deemed null and void to the extent permitted by applicable law. This section shall not be applicable if no class of the Company's equity securities is then registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended.

          16. Governing Law. The Plan shall be construed according to the laws of the Commonwealth of Pennsylvania and all provisions hereof shall be administered according to and its validity shall be determined under, the laws of such state, except where preempted by federal law.



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